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                                                                    Exhibit 10.4
                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT shall be effective as of the 1st day of April, 1996, between RILEY NATURAL GAS COMPANY, a West Virginia corporation and wholly owned subsidiary of Petroleum Development Corporation (hereinafter called "RNG"), THOMAS E. RILEY (hereinafter called "Riley") and PETROLEUM DEVELOPMENT CORPORATION, a Nevada corporation (hereinafter called "PDC") as Guarantor.

     1.  CONTRACT.  RNG hereby employs and Riley hereby accepts employment upon
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the terms and conditions hereinafter set forth.

     2.  TERM.  The term of this Agreement shall be for four (4) years, ending
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on March 31, 2000.  This agreement shall thereafter automatically renew for additional one (1) year terms on April 1st of each year, provided that after the initial 4-year term hereof, either party may terminate this agreement on six (6) months notice to be given in the manner provided in Paragraph 9 hereof.

     3.  SERVICES TO BE RENDERED.  Riley is to be employed full-time as
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President of Riley Natural Gas Company, a West Virginia corporation, and a wholly-owned subsidiary of PDC, and shall additionally be employed, for the compensation set forth in paragraph 4 hereinbelow, as Vice President, Gas Marketing and Business Development of PDC.

     Riley's responsibilities will be subject to the review of the Board of Directors of RNG, but are anticipated to include, but not be limited to the overall management of PDC's natural gas marketing activities, identification and evaluation of potential acquisition opportunities and opportunities for PDC's drilling programs, and such other duties and responsibilities as may be directed by the Board of Directors to enhance the value of PDC.

     Riley shall, at all times perform his duties in consultation with and under the supervision of the Board of Directors of RNG and PDC. Riley agrees to use his best efforts and business time and attention to the diligent, faithful and loyal discharge of the functions and duties of his employment hereunder and to the proper, efficient and successful operation of both PDC's and RNG's business and will not engage in any other ventures or enterprises which will be a substantial invasion upon such time, provided that Riley may pursue his activities for Krooked Kreek so long as such activities do not interfere with his ongoing activities working for PDC or RNG. Riley shall at all times comport himself in such a manner that his conduct will not reasonably be expected to substantially prejudice or injure the reputation of PDC or RNG in any way.

     4. COMPENSATIONS AND BENEFITS. As compensation for Riley's services to be rendered as set out herein, and in recognition of his expertise and experience in the natural gas marketing business, RNG shall pay the following amounts:
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     (a) Salary.  Riley shall be paid a base annual salary of Seventy Thousand and 00/100 Dollars ($70,000) per year, payable in twelve (12) equal monthly installments.

     (b) Guaranteed Bonus. Riley shall be paid a guaranteed bonus of $40,000 annually on or before the anniversary date of this Agreement. This amount may, at Riley's direction, be wholly or partially paid to Donna R. Riley pursuant to a separate employment agreement between Donna R. Riley and RNG.

     (c) Performance Bonus. Riley may additionally be eligible for an annual performance bonus based on his contribution to PDC, and the overall financial
success and status of PDC.   The payment and amount of the performance bonus
shall be determined on an annual basis by PDC's Compensation Committee, subject to the review and approval of the Board of Directors.

     (d) Benefits. Riley shall be entitled to all benefit programs offered to other PDC employees, including without limitation health insurance, vacation and sick leave and retirement programs. For the purpose of such benefit programs, Riley will be considered to have begun employment as of the initial date of his employment with RNG, April 1, 1987.

     5. RELATIONSHIP BETWEEN THE PARTIES. It is distinctly and particularly understood and agreed between the parties hereto that Riley shall perform this contract as an employee and nothing contained shall be construed to be inconsistent with this relationship or status.

     6. AGREEMENT BINDING ALL ASSIGNS. This Agreement shall bind the parties, their respective heirs, executors, administrators and assigns, but nothing contained herein shall be construed as an authorization or right by any party to assign their rights or obligations hereunder.

     7. ARBITRATION. Any controversy or claim arising out of, or relating to this Agreement, or its breach, shall be settled by arbitration in the State of West Virginia in accordance with the then governing rules of the American Arbitration Association. Judgement upon the award rendered may be entered and enforced in any court of competent jurisdiction.

     8. GUARANTEE BY PDC. To further induce Riley to enter into this Employment Agreement with RNG, PDC hereby guarantees performance of all duties and obligations of RNG hereunder, waives notice of default. This guaranty is made in accordance with a resolution of PDC's Board of Directors.

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     9.  NOTICES.  Any notice required or permitted to be given under this
Agreement shall be sufficient if in writing and if sent by registered or certified mail, to the following addresses:

          Riley Natural Gas Company
          P. O. Box 280
          West Milford, WV 26451

          Thomas E. Riley
          Route 1 Box 198
          Lost Creek, WV 26385

          Petroleum Development Corporation
          P. O. Box 26
          Bridgeport, WV 26330

     10.  MISCELLANEOUS.

     (a) Entire Agreement. This writing constitutes the entire agreement between the parties hereto and supersedes any prior understanding or agreements
among them respecting the subject matter.   There are no extraneous
representations, arrangements, undertakings, or agreement, oral or written, among the parties hereto, except those fully expressed herein.

     (b) Amendments. No amendments, changes, alterations, modifications, additions or qualifications to the terms of this Agreement shall be made or binding unless made in writing and signed by all the parties hereto, except as otherwise provided herein.

     (c) Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce any such provisions.

     (d) Invalidity. The invalidity or unenforcability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respect as if such invalid or unenforceable provision were omitted.

     (e) Choice of Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of West Virginia.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date and year first above written.

                                      EMPLOYER:

                                      RILEY NATURAL GAS COMPANY
                                      a West Virginia corporation

                                      By   /s/ Thomas E. Riley
                                        ----------------------
                                           Its     President
                                               ----------------


                                      GUARANTOR:

                                      PETROLEUM DEVELOPMENT CORPORATION
                                      a Nevada corporation

                                      By    /s/ James N. Ryan
                                        ---------------------
                                           Its   CEO
                                               --------------



                                      EMPLOYEE:

                                               /s/ Thomas E. Riley
                                      ----------------------------------
                                                 THOMAS E. RILEY


This instrument prepared by:

Gregory A. Morgan, Esquire
YOUNG, MORGAN & CANN, Attorneys at Law
Suite One, Schroath Building, Clarksburg, West Virginia 26301


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